                                                                   EXHIBIT 10.37
                                                                   -------------


                               CHANGE OF CONTROL
                             EMPLOYMENT AGREEMENT
                             --------------------

     AGREEMENT by and between Calgene, Inc., a Delaware corporation (the "Company") and Roderick N. Stacey (the "Executive"), dated as of the 19th day of July, 1995.


     The Board of Directors of the Company (the "Board"), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company. The Board believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Executive's full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Executive with compensation and benefits arrangements upon a Change of Control which ensure that the compensation and benefits expectations of the Executive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:


     l.   Certain Definitions.  (a) The "Effective Date" shall mean the first
          -------------------
date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or
(ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement the "Effective Date" shall mean the date immediately prior to the date of such termination of employment.


     (b) The "Change of Control Period" shall mean the period commencing on the date hereof and ending on the third anniversary of the date hereof; provided, however, that commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof shall be hereinafter referred to as the "Renewal Date"), unless previously terminated, the Change of Control Period shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice to the Executive that the Change of Control Period shall not be so extended.


     2.   Change of Control.  For the purpose of this Agreement, a "Change of
          -----------------
Control" shall mean:


     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 40% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (ii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2; or

     (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal or directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or


     (c) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 40% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;


     (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

     (e) The closing of the transactions contemplated by the Letter of Intent dated June 27, 1995 between the Company and Monsanto Company (the "Monsanto Letter of Intent").


     3.   Employment Period.  The Company hereby agrees to continue the
          -----------------
Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company subject to the terms and conditions of this Agreement, for the period commencing on the Effective Date and ending on the third anniversary of such date (the "Employment Period").


     4.   Terms of Employment.  (a)  Position and Duties.  (i)  During the
          -------------------        -------------------
Employment Period, (A) the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held, exercised and assigned to the Executive at any time during the 120-day period immediately preceding the Effective Date, except as otherwise contemplated by the Monsanto Letter of Intent, and (B) the Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office or location less than 50 miles from such location.

     (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable efforts to perform faithfully and efficiently such responsibilities. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, or (B) deliver lectures and fulfill speaking engagements, so long as such activities do not significantly interfere with the Executive's responsibilities under this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.


     (b)  Compensation.   (i)  Base Salary.  During the Employment Period, the
          ------------         -----------
Executive shall receive an annual base salary ("Annual Base Salary"), which shall be paid at a monthly rate, at least equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company and its affiliated companies in respect of the twelve-month period immediately preceding the month in which the Effective Date occurs. During the Employment Period, the Annual Base Salary shall be reviewed no more than 12 months after the last salary increase awarded to the Executive prior to the Effective Date and thereafter at least annually. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased. As used in this Agreement, the term "affiliated companies" shall mean any direct or indirect subsidiary of the Company.


     (ii)  Annual Bonus.  In addition to Annual Base Salary, the Executive
           ------------
shall be awarded, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus") in cash at least equal to the average bonus paid to the Executive for the last three full fiscal years prior to the Effective Date (the "Recent Average Bonus"). Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless the Executive shall elect to defer the receipt of such Annual Bonus.

     (iii)  Savings and Retirement Plans.  During the Employment Period, the
            ----------------------------
Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other senior executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with savings opportunities and retirement benefit opportunities, in each case, less favorable, in the aggregate, than the most favorable of those provided by the Company for the Executive under such plans, practices, policies and programs as in effect at any time during the 120-day period immediately preceding the Effective Date or if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Company.


     (iv)  Welfare Benefit Plans.  During the Employment Period, the Executive
           ---------------------
and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other senior executives of the Company, but in no event shall such plans, practices, policies and programs provide the Executive with benefits which are less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Company.


     (v)  Expenses.  During the Employment Period, the Executive shall be
          --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date.


     (vi)  Vacation.  During the Employment Period, the Executive shall be
           --------
entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company as in effect for the Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company.


     5.   Termination of Employment.
          -------------------------


          (a)  Death or Disability.  The Executive's employment shall terminate
               -------------------
automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.


     (b)  Cause.  The Company may terminate the Executive's employment during
          -----
the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of an act or omission constituting Cause.


     (c)  Good Reason.  The Executive's employment may be terminated by the
          -----------
Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:


          (i) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 4(a) of this Agreement, except as contemplated by the Monsanto Letter of Intent, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the

     Company promptly after receipt of notice thereof given by the Executive;


          (ii) any failure by the Company to comply with any of the provisions of Section 4(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;


          (iii) the Company's requiring the Executive to be based at any office or location other than as provided in Section 4(a)(i)(B) hereof or the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date;


          (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or


          (v) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

For purposes of this Section 5(c), any good faith determination of "Good Reason" made by the Executive shall be conclusive.


     (d)  Notice of Termination.  Any termination by the Company for Cause, or
          ---------------------
by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

          (e)  Date of Termination.  "Date of Termination" means (i) if the
               -------------------
Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination and (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be.


          6.   Obligations of the Company upon Termination.
               -------------------------------------------


               (a)  Good Reason; Other than for Cause, Death or Disability.  If,
                    ------------------------------------------------------
during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability, or the Executive shall terminate employment for Good Reason:


     (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

          A. The sum of (l) the Executive's Annual Base Salary through the Date of Termination to the extent not previously paid, (2) the product of
     (x) the Recent Average Bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (3) any compensation previously deferred by the Executive (together with any accrued interest or earnings thereon) and any accrued vacation pay, in each case to the extent not previously paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and


          B.   the amount equal to the product of (1) three and (2) the sum of
     (x) the Executive's Annual Base Salary and (y) the Recent Average Bonus.


     (ii) For one year after the Executive's Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in
Section 4(b)(iv) of this Agreement if the Executive's employment had not been terminated or, if more favorable to the

Executive, as in effect generally at any time thereafter with respect to other senior executives of the Company and their families, provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer-provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility, and for purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits pursuant to such plans, practices, programs and policies, the Executive shall be considered to have remained employed until one year after the Date of Termination and to have retired on the last day of such period;


     (iii) to the extent not previously paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").


     (b)  Death.  If the Executive's employment is terminated by reason of the
          -----
Executive's death during the Employment Period, this Agreement shall terminate without further obligations to the

Executive's legal representatives under this Agreement, other than for payment by the Company of (i) Accrued Obligations, (ii) Other Benefits, and (iii) an amount, in cash, equal to one times the Executive's Annual Base Salary at the time of death. The amounts due under clauses (i) and (iii) of the preceding sentence shall be paid to the Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.


     (c)  Disability.  If the Executive's employment is terminated by reason of
          ----------
the Executive's Disability during the Employment Period, this Agreement shall terminate without further obligations to the Executive, other than for payment by the Company of (i) Accrued Obligations, (ii) Other Benefits, and (iii) an amount, in cash, equal to one times the Executive's Annual Base Salary at the time of termination. The amounts due under clauses (i) and (iii) of the preceding sentence shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.


     (d)  Cause.  If the Executive's employment shall be terminated for Cause
          -----
during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive
(x) the Annual Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by the Executive, and (z) Other Benefits, in each case to the extent previously unpaid.

     (e)  Other than For Good Reason.  If the Executive voluntarily terminates
          --------------------------
employment during the Employment Period, excluding a termination for Good Reason or pursuant to Section 6(f), this Agreement shall terminate without further obligation to the Executive, other than for the payment by the Company of (i) Accrued Obligations (ii) Other Benefits, and (iii) an amount, in cash, equal to one times his Annual Base Salary at the time of termination. In such case, all amounts due under clauses (i) and (iii) of the preceding sentence shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.


     (f)  End of Term.  If the Executive voluntarily provides notice of
          -----------
termination of his employment during the 90-day period immediately prior to the expiration of the Employment Period, effective as of the end of the Employment Period, the Company shall pay to the Executive (i) Accrued Obligations, (ii) Other Benefits and (iii) an amount, in cash, equal to two times his Annual Base Salary at the time of termination. In such case, all amounts due under clauses
(i) and (iii) of the preceding sentence shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.


     7.   Non-exclusivity of Rights.  Nothing in this Agreement shall prevent
          -------------------------
or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contrast or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or Contract or agreement except as explicitly modified by this Agreement.


     8.   Full Settlement; Legal Fees.  The Company's obligation to make the
          ---------------------------
payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and except as specifically provided in Section 6(a)(ii), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur, up to a maximum of $10,000, as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").


     9.   Certain Additional Payments by the Company.  Payments under this
          ------------------------------------------
Agreement shall be made without regard to whether the deductibility of such payments (or any other payments) to or for the benefit of the Executive) would be limited or precluded by Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and without regard to whether such payments (or any other payments) would subject the Executive to the federal excise tax levied on certain "excise parachute payments" under Section 4999 of the Code; provided, that if the total of all payments to or for the benefit of the Executive, after reduction of all federal taxes (including the tax set forth in Section 4999 of the Code, if applicable) with respect to such payments (the "Executive's total after-tax payments"), would be increased by the limitation of elimination of any payment under this Agreement, amounts payable under this Agreement shall be reduced to the extent, and only to the extent, necessary to maximize the Executive's total after-tax payments. The determination as to whether and to what extent payments under this Agreement are required to be reduced in accordance with the preceding sentence shall be made by agreement between the Executive and the independent public accounting firm of the Company. To the extent that any elimination or reduction of payments is made in accordance with this Section 9, the determination as to which payments shall be eliminated or reduced shall be made by the Executive.


     10.  Successors.  (a) This Agreement is personal to the Executive and
          ----------
without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.


     (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.


     (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the

Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


     11.  Miscellaneous.  (a) This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.


     (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


     If to the Executive:          Mr. Roderick N. Stacey
     -------------------

     If to the Company:            Calgene, Inc.
     -----------------             1920 Fifth Street
                                   Davis, CA  95616
                                   Attention:  Vice President -
                                                 Human Resources


or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.


     (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.


     (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.


     (e) The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f) The Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Executive and the Company, the employment of the Executive by the Company is "at will" and, prior to the Effective Date, the Executive's employment may be terminated by either the Executive or the Company at any time prior to the Effective Date, in which case the Executive shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.


     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                              CALGENE, INC.



                              By /s/ William Higgins
                                -----------------------------------


                               /s/ Roderick N. Stacey
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                                   Roderick N. Stacey